Exhibit 4.13

SUPPLEMENTAL INDENTURE

Supplemental Indenture (this “Supplemental Indenture”), dated as of October 11, 2016, among each of the parties identified under the caption “Guaranteeing Subsidiaries” on the signature page hereto (the “Guaranteeing Subsidiaries” and each individually, a “Guaranteeing Subsidiary”), Targa Resources Partners LP, a Delaware limited partnership (“Targa Resources Partners”), and Targa Resources Partners Finance Corporation (together with Targa Resources Partners, the “Issuers”), the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of October 6, 2016 providing for the issuance of 5 1/8% Senior Notes due 2025 and 5 3/8% Senior Notes due 2027 (collectively, the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture including but not limited to Article 10 thereof.

3. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of any Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuers or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

4. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

5. Counterparts. The Parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Issuers.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

GUARANTEEING SUBSIDIARIES

SLIDER WESTOK GATHERING, LLC

TARGA CHANEY DELL LLC

TARGA MIDKIFF LLC

TARGA PIPELINE MID-CONTINENT HOLDINGS LLC

TARGA PIPELINE MID-CONTINENT LLC

TARGA PIPELINE PARTNERS GP LLC

TPL ARKOMA HOLDINGS LLC

TPL ARKOMA INC.

TPL ARKOMA MIDSTREAM LLC

TPL GAS TREATING LLC

TPL LAUREL MOUNTAIN LLC

TPL SOUTHTEX MIDSTREAM LLC

TPL SOUTHTEX PIPELINE COMPANY LLC

VELMA INTRASTATE GAS TRANSMISSION COMPANY, LLC

By:  /s/ Chris McEwan

Name: Chris McEwan

Title:	Vice President and Treasurer

TARGA PIPELINE OPERATING PARTNERSHIP LP

TARGA PIPELINE PARTNERS LP

By: Targa Pipeline Partners GP LLC, its general partner

By:  /s/ Chris McEwan

Name: Chris McEwan

Title:	Vice President and Treasurer

Signature Page to Supplemental Indenture (October 6, 2016 Indenture)

TPL BARNETT LLC

By: Targa Pipeline Mid-Continent Holdings LLC, its sole

member

By:  /s/ Chris McEwan

Name: Chris McEwan

Title:	Vice President and Treasurer

PECOS PIPELINE LLC

TESUQUE PIPELINE, LLC

By: TPL Barnett LLC, its sole member

By: Targa Pipeline Mid-Continent Holdings LLC, its sole member

By:  /s/ Chris McEwan

Name: Chris McEwan

Title:	Vice President and Treasurer

VELMA GAS PROCESSING COMPANY, LLC

By: Targa Pipeline Mid-Continent LLC, its sole member

By:  /s/ Chris McEwan

Name: Chris McEwan

Title:	Vice President and Treasurer

Signature Page to Supplemental Indenture (October 6, 2016 Indenture)

TARGA SOUTHTEX MIDSTREAM COMPANY LP

TPL SOUTHTEX GAS UTILITY COMPANY LP

TPL SOUTHTEX MIDSTREAM HOLDING  COMPANY LP

TPL SOUTHTEX PROCESSING COMPANY LP

TPL SOUTHTEX TRANSMISSION COMPANY LP

By: TPL SouthTex Pipeline Company LLC, its general partner

By:  /s/ Chris McEwan

Name: Chris McEwan

Title:	Vice President and Treasurer

Signature Page to Supplemental Indenture (October 6, 2016 Indenture)

ISSUERS

TARGA RESOURCES PARTNERS LP

By: Targa Resources GP LLC, its general partner

By:  /s/ Chris McEwan

Name: Chris McEwan

Title:	Vice President and Treasurer

TARGA RESOURCES PARTNERS FINANCE CORPORATION

By:  /s/ Chris McEwan

Name: Chris McEwan

Title:	Vice President and Treasurer

Signature Page to Supplemental Indenture (October 6, 2016 Indenture)

TRUSTEE

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

By: /s/ Shazia Flores

Authorized Signatory

Signature Page to Supplemental Indenture (October 6, 2016 Indenture)